UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2018

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01                        Completion of Acquisition or Disposition of Assets

Completion of Deep Gulf Energy Acquisition

On September 14, 2018, we completed our previously announced acquisition (the “Deep Gulf Energy Acquisition”) of the Deep Gulf Energy companies (collectively, “Deep Gulf Energy”) pursuant to the Securities Purchase Agreement dated as of August 3, 2018 (the “Securities Purchase Agreement”), by and among Kosmos Energy Gulf of Mexico, LLC (“Purchaser”), a wholly owned subsidiary of Kosmos Energy Ltd. (“Kosmos”), and certain affiliates of First Reserve Corporation (the sellers under the Purchase Agreement, the “Seller”). As a result of the Deep Gulf Energy Acquisition, we indirectly acquired 100% of the outstanding equity interests in Deep Gulf Energy from the Seller for total compensation paid as (1) approximately $953 million in cash and (2) 34,993,585 shares of Kosmos’s common stock (the “Parent Common Equity”). Deep Gulf Energy is a leading deepwater company operating in the Gulf of Mexico.

Item 3.02                        Unregistered Sales of Securities

The Parent Common Equity issued as partial consideration for the Deep Gulf Energy Acquisition have not been registered under the U.S. Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. The Parent Common Equity has been issued to the Seller without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The Seller has agreed not to sell, contract to sell, pledge, dispose of or otherwise transfer, directly or indirectly, the shares of Parent Common Equity received as consideration for a period of six months following the closing date. Kosmos has agreed to file a resale shelf registration statement upon expiration of this lock-up period to facilitate the resale of the shares. In addition, the Seller has agreed that 14,289,047 shares of Parent Common Equity will be subject to a 12-month holdback as partial security for claims by Purchaser against the Seller after the closing in accordance with the Securities Purchase Agreement; provided that a portion of such shares will be released from the holdback six months after the closing.

Item 7.01                        Regulation FD Disclosure

On September 17, 2018, Kosmos issued a press release announcing the closing of the acquisition referred to above. A copy of the press release issued by Kosmos is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01                        Financial Statements and Other Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 20, 2018

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 17, 2018